Listing Report:Supplement No. 32 dated Aug 31, 2010 to Prospectus dated Jul 26, 2010
File pursuant to Rule 424(b)(3)
Registration Statement No. 333-147019
Prosper Marketplace, Inc.
Borrower Payment Dependent Notes
This Listing Report supplements the prospectus dated Jul 26, 2010 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") we are currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jul 26, 2010 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 460883
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$113.09

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1988	Debt/Income ratio:	23%
Credit score:	600-619 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	9y 2m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$18,135	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	handshakeloan	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	12 ( 100% )	600-619 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	600-619 (May-2010) 700-719 (Nov-2009) 680-699 (Oct-2009) 640-659 (Aug-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
summer 2010 excellent repayment
this will be my second prosper loan. first one paid off. inquiries in last 6months are from a recent motorcycle purchase in February
Excellent repayment history.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 471431
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-2006	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,937	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	No
Screen name:	commerce-triumph	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for debt consolidation
I would like to start off by thanking you for considering my loan. I had went three months without work and went through my savings pretty fast. I have found a new secure job as a casino floor supervisor. I just need to consolidate my credit card debt and get myself back on my feet. Thank you again for your consideration. My monthly expenses are as follows:
Gross montly income $2800
Rent including cable and utilitys $425
Car payment and insurance $400
Food and entertainment $400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473673
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1994	Debt/Income ratio:	27%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	6y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,373	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	Yes
Screen name:	eze567	Borrower's state:	Connecticut	Borrower's group:	BORROWERS - LARGEST GROUP
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 3	On-time:	53 ( 100% )	700-719 (Latest)
Principal borrowed:	$10,300.00	< 31 days late:	0 ( 0% )	700-719 (Oct-2009) 620-639 (Dec-2007) 620-639 (Nov-2007) 700-719 (Mar-2007)
Principal balance:	$3,860.91	31+ days late:	0 ( 0% )
Total payments billed:	53
Description
4th Prosper Loan Why am I an HR?
I have been a member of Prosper for almost 4 years. This is my 4th loan and I have never been late on a payment. In fact I have not been late on any bill payments since I rebuilt my credit and purchased my first home.

If not for the previous loans I received from prosper I would not have been able to rebuild my credit and purchase my first home.?

Why my score with prosper is HR? I'm not sure.?

This loan is a guarantee, just as my last 3 loans with prosper.

I kept the starting rate at prospers recommended 35%. I would expect this rate to drop significantly by lenders looking for a good loan to add to their portfolios.

Thank you for your time, Rob
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473691
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$135.71

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Nov-2001	Debt/Income ratio:	25%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 5	Length of status:	5y 0m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,165	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	107%
		Homeownership:	No
Screen name:	red-ore-eagle	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off Debt
Purpose of loan:

I am trying to get all my credit cards at the 30% of credit limit.
Chase I owe 499.73
I want to pay this off.
Sears mastercard 1045.00
30% payoff 775.98
Sears 1120.98
30% 775.98
Victoria Secret 800.00
30% around 400.00
?I have a good payment history with all my credit cards.? Please bid on my loan 35% interest ya :)

Monthly net income: $? 3000

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473701
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,400.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.50%	Starting monthly payment:	$95.42

Auction yield range:	13.89% - 24.00%	Estimated loss impact:	15.28%
Lender servicing fee:	1.00%	Estimated return:	8.72%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1999	Debt/Income ratio:	19%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,014	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	3WoodenWives	Borrower's state:	Ohio	Borrower's group:	AA-C Rated Borrowers
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	680-699 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	680-699 (Jul-2007)
Principal balance:	$0.02	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Help me get up and out!
I?m looking to consolidate what little debt I have and put the rest toward upcoming medical expenses.? With those burdens out the way, I will be able to focus my disposable income mainly on my upcoming educational goal (I plan on starting Toledo University as an Environmental Studies major ? early next year).? With my last prosper loan, I made every payment on time, and in general I keep my expenses to a minimum, so I foresee no problem paying off this one.

Expenses:

$152/month for health insurance
$30/month for car insurance
Approx. $300/month for food
Approx. $20-30/ week for gas
I currently live at home and have no rental payments, nor do I have any cellphone, cable, or internet bills.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473703
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-2008	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	2y 8m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$276	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	No
Screen name:	sturdy-vigilance9	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
getting started
Purpose of loan:
This loan will be used to?basically begin my I started to apply for credit cards, and other accounts in order to begin building credit history. At the same time I would like to have some money to visit the places that I would like to now Italy to visit friends at the Ponte Vecchio, in Italy that my parents used to do business with that I have a job and my family can stand on their own without me. Right now my credit cards have a very low limit and to be honest I do not believe I need more than what they are giving me.
My financial situation:
I am a good candidate for this loan because? I am only using credit cards in order to build my credit.? I can pay off most of my debts rather quickly but I need to get use out of them, and if need be I have someone who will co sign with me and has a credit score of over 740. I also do not pay rent and will not continue to do so for another year. I plan to pay everything off in full by March of 2010. I also will not continue to to apply any more credit cards, now that I have what is necessary.

Monthly net income: $1500.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 60
??Utilities: $
??Phone, cable, internet: $ 105.00
??Food, entertainment: $ 100
??Clothing, household expenses $200
??Credit cards and other loans: $ 100.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473705
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$166.07

Auction yield range:	10.89% - 11.00%	Estimated loss impact:	10.03%
Lender servicing fee:	1.00%	Estimated return:	0.97%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Sep-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	760-779 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	15 / 13	Length of status:	10y 1m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Investor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,224	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	35%
		Homeownership:	Yes
Screen name:	Realtayo	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	23 ( 100% )	760-779 (Latest)
Principal borrowed:	$10,000.00	< 31 days late:	0 ( 0% )	800-819 (Aug-2008)
Principal balance:	$4,000.00	31+ days late:	0 ( 0% )
Total payments billed:	23
Description
Start a Monument Division
Purpose of loan:
This loan will be used to? start a monument division in our funeral home. To buy monument inventory to display in front of our funeral home.

My financial situation:
I am a good candidate for this loan because? good credit, other sources of income.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473727
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$314.52

Auction yield range:	2.89% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jan-2001	Debt/Income ratio:	14%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 5	Length of status:	1y 0m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,361	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	No
Screen name:	emperor2084	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me consolidate - win/win 4 us
Hi Everyone - This loan will be used to consolidate payments I am making at higher interest rates for a motorcycle and 3 credit cards.
My financial situation is pretty decent - good credit score, good job. I am making more money than I was a couple years ago and I am finally paying down some debts that I racked up in college. I am always on the lookout for lower interest rates and really appreciate your investing in me!
I am a good candidate for this loan because?I have never defaulted or had any delinquencies of any kind. I am just trying to put the days of high interest rates behind me. I intend to buy my first home in the next 2 years or so and this loan will help me clear up some loose ends. Thanks again.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473733
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$200.79

Auction yield range:	10.89% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-1991	Debt/Income ratio:	17%
Credit score:	600-619 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	6y 11m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,653	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	87%
		Homeownership:	No
Screen name:	koonce	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	30 ( 100% )	600-619 (Latest)
Principal borrowed:	$2,300.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2009) 640-659 (Apr-2008)
Principal balance:	$296.76	31+ days late:	0 ( 0% )
Total payments billed:	30
Description
New clutch and paying credit card
Purpose of loan:
This loan will be used to replace the clutch in my car and pay off a 29% credit card.?

My financial situation:
I am a good candidate for this loan because I have an excellent payment history and will continue to due so. I also have a solid employment history with long term employment of 7 years????

Monthly net income: $ 2400

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473741
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	10.00%	Starting borrower rate/APR:	11.00% / 13.12%	Starting monthly payment:	$147.32

Auction yield range:	5.89% - 10.00%	Estimated loss impact:	6.11%
Lender servicing fee:	1.00%	Estimated return:	3.89%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Aug-1999	Debt/Income ratio:	6%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	3y 4m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$1,821	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	elegant-reward9	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Need to Pay Higher interest CC
Purpose of loan:
This loan will be used to pay off higher interest Credit Card

My financial situation:
I am a Network Engineer by profession and good candidate for this loan because I will pay on time 110% guaranteed.? Please see my profile and you'll see I always pay on time and really need to get rid of this Credit card which is also effecting my credit score.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473751
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$184.92

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Feb-1991	Debt/Income ratio:	16%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	0y 3m
Amount delinquent:	$0	Total credit lines:	17	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$211,901	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	Yes
Screen name:	blue-lively-power	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Goodbye To High Utilization Cards!
Purpose of loan:
This loan will be used to payoff the total balance on 2 Citibank credit cards that have recently lowered my credit line to amounts that have dramatically increased my bankcard utilization.

My financial situation:
I am a good candidate for this loan because of my excellent credit history. I have no delinquencies, collections or other derogatory information in my credit file and have no inquires in the past 6 months. In addition my credit history is almost 20 years old and up to the time that Citibank decreased my credit lines on my 2 Citibank cards, I have always maintained credit card utilization below 34%.

I have stable income and for the past 6 years was the principal of a consulting firm and just recently went back into the corporate world as a business analyst with a Fortune 200 firm.

Of the $211,901 of revolving credit that is listed in my profile, $201,000 is from my Home Equity Line Of Credit. Of the remaining $10,900 in revolving balance 7k is on the 2 Citibank cards that I wish to pay down and the other 3k is on an American Express card that I utilize for business travel and is normally paid off in full each month.

Finally please review my listed credit profile (and note my Prosper Score of 7) to get a clearer indication of my ability to both manage credit and to pay back obligations. My Prosper rating of D is much lower than I would like due to the utilization challenge caused by the Citibank credit line reduction and will increase quickly (along with my credit score) once my utilization is back to a normal range below 34%

Thank you very much for reviewing my request and please forward along any questions that you have and I will respond to your request with additional information.

Monthly net income: $ 7091

Monthly expenses: $ $ 4405 (Total Monthly Expenses)
? Housing: $ 1500
? Insurance: $ 125
? Car expenses: $ 95 (Fuel..Own Car)
? Utilities: $ 275
? Phone, cable, internet: $ 105
? Food:$ 205
? Entertainment: $ 60
? Clothing, household expenses $ 295
? Credit cards and other loans: $ 845
? Other expenses: $ 900 (Child Support)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473757
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$130.07

Auction yield range:	10.89% - 19.00%	Estimated loss impact:	11.25%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Apr-2006	Debt/Income ratio:	6%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	0y 2m
Amount delinquent:	$0	Total credit lines:	6	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,661	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	86%
		Homeownership:	Yes
Screen name:	plentiful-listing3	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Getting engaged!! Im super solid :)
Purpose of loan:
This loan will be used to purchase my soon to be wife's?loose diamond from Bluenile.com. I bought her setting?cash?online?and after doing tons of research I decided Blue Nile was the way to go to get the best deal. I'm a big time researcher (hence the Prosper.com Account) and feel like I can get a great deal buying everything seperate. I could certainly save up the money but she is dead set on a MAY 2011 wedding so I cant drag my feet any longer

My financial situation:
I am a good candidate for this loan because even though I recently started a new job, we are very busy and I am already in a management position. I am in Property Preservation was is basically getting foreclosures up to code and as you could imagine we are VERY busy. I have a very low mortgage and my soon to be wife is an RN and she does pretty well.

Monthly net income: $ 4000

Monthly expenses: $
??Housing: $ 680
??Insurance: $ 50
??Car expenses: $ 50
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $ 150
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473761
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	16.15% / 18.34%	Starting monthly payment:	$299.46

Auction yield range:	5.89% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2000	Debt/Income ratio:	5%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	6	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	3y 2m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$425	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	unequaled-openness	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Investment home purchase
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473769
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2000	Debt/Income ratio:	31%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 3	Length of status:	0y 5m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$2,762	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	36%
		Homeownership:	No
Screen name:	worthy-liberty0	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Loan
Purpose of loan:
This loan will be used to? start a coffee cart business to compliment an existing chocolate store.?

My financial situation:
I am a good candidate for this loan because? I have a good credit history and a background in retail foods.?

Monthly net income: $ 75,000.00

Monthly expenses: $ 2,500.00 total
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473773
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	13.00%	Starting borrower rate/APR:	14.00% / 17.27%	Starting monthly payment:	$256.33

Auction yield range:	10.89% - 13.00%	Estimated loss impact:	11.08%
Lender servicing fee:	1.00%	Estimated return:	1.92%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-2004	Debt/Income ratio:	33%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 9	Length of status:	2y 5m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,127	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	Goalgirl5	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Help me fund the trip of a lifetime
Purpose of loan:
This loan will be used to?Fund a trip of a lifetime.

My financial situation:
I am a good candidate for this loan because?I was raised to work hard and always pay your bills. I worked full time all through college just to pay my own living expenses. I was employed right out of college, in my desired field, because of my work ethic. I am a very independent person. My parents never helped me financially, but taught me to work hard for the things I want. Because of my independence I graduated college 35,000 in debt, and also with a car loan. I never miss payments on any of my bills. I have a chance to take a trip of a lifetime and need the funding soon.

Monthly net income: $ = 2165.80

Monthly expenses: $
??Housing: $ = 350
??Insurance: $
??Car expenses: $ 120
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $ 1000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473781
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$90.47

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	May-2004	Debt/Income ratio:	10%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Engineer - Electric...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,869	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	Yes
Screen name:	well-rounded-fund0	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my credit cards
Purpose of loan:
This loan will be used to pay most of one my credit cards off
My financial situation:
I am a good candidate for this loan because, I never miss a payment.?

Monthly net income: $ 4000
Monthly expenses: $ 3000
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473785
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$278.73

Auction yield range:	16.89% - 19.00%	Estimated loss impact:	37.66%
Lender servicing fee:	1.00%	Estimated return:	-18.66%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1992	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 8	Length of status:	11y 7m
Amount delinquent:	$2,205	Total credit lines:	32	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,217	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	bold-capital-chomper	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating some debts
Purpose of loan:
This loan will be used to? pay off some high interest accounts and get caught up on my bills

My financial situation:
I am a good candidate for this loan because?I am a hard worker and I always make sure to pay my bills on time ... The one delinquency was a bank error due to the online bill pay service not getting my payment in on time.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473787
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$330.02

Auction yield range:	5.89% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Jun-1989	Debt/Income ratio:	16%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	9y 1m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$277,431	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	thankful-bonus2	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Med Expenses Exhausted Savings
Purpose of loan:
I need a short term loan to pay real estate taxes.? Medical expense exhausted savings.

My financial situation:
I am a good candidate for this loan because I have a good paying stable job and I always pay off my loans.? I have been in my field for over 18 years.

Monthly net income: $ 15,000

Monthly expenses: $
??Housing: $ 4300
??Insurance: $ 200
??Car expenses: $477
??Utilities: $ 1500
??Phone, cable, internet: $250
??Food, entertainment: $ 1300
??Clothing, household expenses $1000
??Credit cards and other loans: $ 2000
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473791
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$339.27

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Jun-2008	Debt/Income ratio:	74%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 2	Length of status:	2y 2m
Amount delinquent:	$0	Total credit lines:	5	Occupation:	Student - Community...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$943	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	No
Screen name:	efficient-return4	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Selling My Car to Reduce Debt
Purpose of loan:
This loan will be used to sell my vehicle currently being financed as collateral for an auto loan. In a sense of the word, it is also a Debt Reduction Loan.

My financial situation:
I am requesting for a loan on Prosper because I am trying to lower the amount of debt that I am in. I currently pay monthly auto payments for a very expensive automobile loan. I feel that it is in my best interest to lower the debt appearing in my credit report. I currently have two expenditures: the loan payment, and the auto insurance. If I were to sell the car I currently have, I will be able to make my life more financially suitable.

Paying off this car loan as early as possible would be in my best interest, as I willing to make more than double the amount of this loan?s monthly payment, just in order to lower my DTI ratio. I am very cautious about my credit, and I never paid a bill late, and I am still paying down credit card debt. Please do see that I am very anxious to remove this loan from my records. If this loan gets funded it will be my only expense.

Monthly net income: $ 969.58

Monthly expenses: $ 810.24

Insurance: $ 333.16
Car expenses: $317.08
Gasoline: $ 100.00
Clothing, household expenses (fund): $10
Credit cards and other loans: $?50.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473799
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$426.53

Auction yield range:	3.89% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Mar-2001	Debt/Income ratio:	27%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 10	Length of status:	2y 4m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,071	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	31%
		Homeownership:	No
Screen name:	superb-order2	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off my financial stupidity
Purpose of loan:
This loan will be used to pay off the credit card debt I amassed during college and the couple years after before becoming knowledgeable about my finances.

My financial situation:
I am a good candidate for this loan because I have held steady employment since graduation and through this economic downturn. I also have never missed a payment or been late to any creditors.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473803
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.2%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$274.27

Auction yield range:	3.89% - 9.00%	Estimated loss impact:	3.27%
Lender servicing fee:	1.00%	Estimated return:	5.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1988	Debt/Income ratio:	19%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 15	Length of status:	8y 1m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$68,735	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	65%
		Homeownership:	Yes
Screen name:	Midwest-Jeff	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	27 ( 100% )	720-739 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	760-779 (May-2008)
Principal balance:	$1,868.47	31+ days late:	0 ( 0% )
Total payments billed:	27
Description
Updating spare room to nursery!!
Purpose of loan:
This loan will be used to remodel a spare room and convert it into a nursery.? It needs new electrical, flooring and a good paint job.? We'll do some of the work ourselves to keep the costs lower, but I'm not touching the electrical!!

I just relisted this loan... I reduced the dollar amount and increased the interest rate.? Hopefully, these changes will help convince you to fund my loan!!

My financial situation:
I am a good candidate for this loan because I've had a prosper loan for 2 years already...? I haven't missed a payment.? I have a good job.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473813
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Aug-1987	Debt/Income ratio:	27%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	7 / 7	Length of status:	9y 11m
Amount delinquent:	$247	Total credit lines:	22	Occupation:	Medical Technician
Public records last 12m / 10y:	1/ 2	Revolving credit balance:	$1,009	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	Yes
Screen name:	durable-loot9	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Fixing a small bathroom and kitchen
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473817
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 41.35%	Starting monthly payment:	$45.24

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-1994	Debt/Income ratio:	10%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	13 / 9	Length of status:	13y 11m
Amount delinquent:	$447	Total credit lines:	36	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,802	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	8	Bankcard utilization:	54%
		Homeownership:	Yes
Screen name:	green-fulfilling-interest	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
inventory for the holiday season
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473821
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	12.00%	Starting borrower rate/APR:	13.00% / 16.25%	Starting monthly payment:	$505.41

Auction yield range:	10.89% - 12.00%	Estimated loss impact:	11.06%
Lender servicing fee:	1.00%	Estimated return:	0.94%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Dec-1997	Debt/Income ratio:	40%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 15	Length of status:	12y 11m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Food Service Manage...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$58,253	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	71%
		Homeownership:	Yes
Screen name:	listing-system	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Debt
Purpose of loan:
This loan will be used to? consolidate debt

My financial situation:
I am a good candidate for this loan because? i have a steady income

Monthly net income: $ 4400.00

Monthly expenses: $ 3630.00
??Housing: $ 1600.00
??Insurance: $ 110.00
??Car expenses: $ 400.00
??Utilities: $ 200.00
??Phone, cable, internet: $ 220.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 700.00
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473823
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	33.00%	Starting borrower rate/APR:	34.00% / 37.70%	Starting monthly payment:	$178.69

Auction yield range:	16.89% - 33.00%	Estimated loss impact:	20.25%
Lender servicing fee:	1.00%	Estimated return:	12.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jan-1997	Debt/Income ratio:	43%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 14	Length of status:	12y 7m
Amount delinquent:	$0	Total credit lines:	56	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$27,998	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	93%
		Homeownership:	No
Screen name:	buccks_2	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Pay off same as cash deal due Oct
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $1000
??Insurance: $75
??Car expenses: $
??Utilities: $100
??Phone, cable, internet: $ 100
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473829
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.50%	Starting monthly payment:	$198.80

Auction yield range:	16.89% - 24.00%	Estimated loss impact:	19.68%
Lender servicing fee:	1.00%	Estimated return:	4.32%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1998	Debt/Income ratio:	24%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,794	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	4	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	thrifty-leverage	Borrower's state:	NewHampshire	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Bills
Purpose of loan:
This loan will be used to? consolidate bills

My financial situation:
I am a good candidate for this loan because? I have rebuilt my credit and have the income to pay the loan in full.

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473833
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$616.41

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-1996	Debt/Income ratio:	32%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 10	Length of status:	9y 11m
Amount delinquent:	$0	Total credit lines:	42	Occupation:	Sales - Retail
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,468	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	6	Bankcard utilization:	24%
		Homeownership:	No
Screen name:	plentiful-power1	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
business cash flow& growth
Purpose of loan:
This loan will be used to?
consoladate business loans on Insurance company, growth and cash? It is a Insurance agency
My financial situation:
I am a good candidate for this loan because? I work hard to make sure all bills are paid and the business is growing, started with zero and have grown it to over 1 mil a year plus in premium...the business has been open for 6 years now.

Monthly net income: $ 3500

Monthly expenses: $
??Housing: $ 975
??Insurance: $ 65
??Car expenses: $ 300
??Utilities: $ 50
??Phone, cable, internet: $ 0
??Food, entertainment: $ 100
??Clothing, household expenses $100
??Credit cards and other loans: $ 200
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473835
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	14.15%	Starting borrower rate/APR:	15.15% / 17.32%	Starting monthly payment:	$156.32

Auction yield range:	5.89% - 14.15%	Estimated loss impact:	6.19%
Lender servicing fee:	1.00%	Estimated return:	7.96%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2003	Debt/Income ratio:	16%
Credit score:	740-759 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	1y 9m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,200	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	Yes
Screen name:	methodical-velocity9	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Personal Loan
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $

Monthly expenses: $
??Housing: $
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473857
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 40.68%	Starting monthly payment:	$44.87

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1997	Debt/Income ratio:	31%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	7y 7m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$164	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	32%
		Homeownership:	No
Screen name:	green-exciting-money	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
I Owe, I Owe, It's off to work I go
Purpose of loan:
This loan will be used to? pay bills and buy groceries

My financial situation:
I am a good candidate for this loan because?I am honest and hard-working.

Monthly net income: $ 1900

Monthly expenses: $ 1900
??Housing: $ 503
??Insurance: $ 140
??Car expenses: $ 500
??Utilities: $ 200
??Phone, cable, internet: $ 300
??Food, entertainment: $ 180
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 25
??Other expenses: $ 25
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473863
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$86.65

Auction yield range:	16.89% - 20.00%	Estimated loss impact:	25.13%
Lender servicing fee:	1.00%	Estimated return:	-5.13%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Sep-1999	Debt/Income ratio:	7%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	8 / 4	Length of status:	2y 10m
Amount delinquent:	$37	Total credit lines:	36	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,418	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	9	Bankcard utilization:	75%
		Homeownership:	No
Screen name:	EYEWILLPAYUBACK	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	4 ( 100% )	640-659 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	520-539 (Jun-2008)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	4
Description
Paying off car and credit card
Purpose of loan:
I have a 99 oldsmobile cutlass valued at $3k that I will be paying off.? I can use its pink slip as collateral.? I am also paying off a high interest credit card.

My financial situation:
I am a good candidate for this loan because I have a steady job in the short sale division of Bank of America.? Hours are steady and overtime is demanded.? I also paid my previous higher?loan back at a time when I worked for Countrywide Bank and my future was very risky.? I don't need?this loan, however I am always looking for ways to improve my credit score.?

Monthly net income: $ 2600.00 not including overtime?

Monthly expenses: $ 1908.98
??Housing: $ 610.00
??Insurance: $ 98.98
??Car expenses: $ 165.00 - will?cease once loan funds
??Utilities: $ 0.00 - included in monthly rent
??Phone, cable, internet: $ 110.00 for cell bill - all other expenses covered in rent.
??Food, entertainment: $ 450.00?
??Clothing, household expenses $ 125.00
??Credit cards and other loans: $ 350.00
??Other expenses: $ 0.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473869
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.2%

Starting lender yield:	9.80%	Starting borrower rate/APR:	10.80% / 12.92%	Starting monthly payment:	$163.22

Auction yield range:	3.89% - 9.80%	Estimated loss impact:	3.28%
Lender servicing fee:	1.00%	Estimated return:	6.52%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1990	Debt/Income ratio:	7%
Credit score:	800-819 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	5y 1m
Amount delinquent:	$0	Total credit lines:	14	Occupation:	Clergy
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$4,039	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	CWGIII	Borrower's state:	Tennessee	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	3 ( 100% )	800-819 (Latest)
Principal borrowed:	$2,500.00	< 31 days late:	0 ( 0% )	780-799 (Apr-2007) 780-799 (Feb-2007)
Principal balance:	$0.01	31+ days late:	0 ( 0% )
Total payments billed:	3
Description
Paying off a credit card
Purpose of loan:
This loan will be used to pay off a credit card that had its interest rate raised to a ridiculously high level for no reason other than the collapse of the credit card industry. As you can see, my credit rating is excellent, and I have never missed a payment on the card. When I asked about the reason for the interest rate increase, the card representative simply said, "A decision was made to place you in a pool of higher interest-paying members," as if that answered my question. Obviously, I want to unwind my relationship with this company as quickly as possible.

My financial situation:
I am a good candidate because this Prosper loan would be the only debt I would owe once I pay the card off.?My vehicles are paid for. I have been a homeowner but currently rent a home for $1,000 a month.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 472958
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$249.11

Auction yield range:	10.89% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-2002	Debt/Income ratio:	16%
Credit score:	800-819 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 10	Length of status:	2y 3m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Analyst
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	interest-goblin	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Central heat and air - 1 yr loan
Purpose of loan:
I just bought a house, and we need central heat and air like crazy (middle of a sacramento summer). There is currently no cooling system and minimal heating. We have received bids from multiple contractors, and have settled for one that has a great price, and comes highly recommended by close acquaintances of ours. We have seen his work elsewhere, and the work will be permitted.

We have already made the first two mortgage payments, and the combined principal, interest, taxes, insurance, and PMI equal $160 less than our previous rent. We have already completed all of our other major house projects, including new paint and flooring throughout without accumulating any debt. We are very responsible with our money and budget heavily. We have had personal loans in the past where necessary, and have always repaid those loans years ahead of schedule.

I have two months expenses (discounting retirement and additional debt repayment) saved, and I have a roth IRA that is well funded. I'm not sure why I got such a low score, since my credit rating is in the 800s (low prosper experience maybe?). I think there may be an old 30 day late on my report from before the time of automatic bill pay. Ever since I automated my entire financial system I haven't had a late payment, and always pay off debts early. I have a very stable salaried job at a university (staff, not faculty), and to my knowledge noone has been fired or laid off in many many years.

We have the means and the budget to repay this loan in 12 months. In addition to this, there is a $400 rebate from our local utility company, and a $1,500 rebate from a federal rebate program. This money will go directly towards the loan, accelerating payment.

As I mentioned, we budget heavily and have been using this to our advantage to pay off our outstanding debts (currently only single car loan, student loans, and mortgage).

Monthly net income: $ 5079 salaried paycheck

Expenses:
??Housing: $ 640
??Insurance: $ 135
??Car loan: $ 294
??Utilities, Phone, cable, internet: $ 418
??Food, entertainment, clothing, daily expenses (general budget): $ 1363
Home Improvement budget (remainder will repay this loan): $ 400
??Student loans: $ 306
Retirement: $ 434
Additional Debt Repayment (this loan is 1st priority): $ 1089

Total Expenses, including debt repayment: $5079 (see, told you I was good at budgeting)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473480
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	24.00%	Starting borrower rate/APR:	25.00% / 28.50%	Starting monthly payment:	$99.40

Auction yield range:	10.89% - 24.00%	Estimated loss impact:	11.39%
Lender servicing fee:	1.00%	Estimated return:	12.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-2000	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	10 / 7	Length of status:	4y 3m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$45,685	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	dime-futurist	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating Credit Card Debt
Purpose of loan:
This loan will be used to consolidate?a credit card that is at a higher min. payment and pay off a personal loan.

My financial situation:
I am a good candidate for this loan because I have my own information technology business (carfinder1.com) that is over 4 years old. My IT business consists of doing internal office IT (working on servers, printers and backup drives), Web Database Project Management and Web Design for a small but awesome group of clientele. I live at my parents house for the time being. I am lucky to have no rent, and car pool to work.

What I'm trying to do:
Credit card companies are?raising rates out of the blue, so I am trying to get?ahead by getting a Prosper loan to help lower my debt?cost. ? I'm hopeing you will think I'm such a low risk you will bid this loan down for me while still making a nice return!

Monthly net income: $ 3600

Monthly expenses: $ 1650 (approx.)
??Housing: $ 0
??Insurance: $ 200
??Car expenses: $ 150 (Regular maintenance, gas, etc)
??Phone, cable, internet: $ 200 ( I have a blackberry with a lot of minutes and unlimited data, need it for my job)?
??Food, entertainment: $ 150
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 900
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473676
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$294.03

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Dec-2001	Debt/Income ratio:	22%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	4 / 4	Length of status:	6y 3m
Amount delinquent:	$12,890	Total credit lines:	20	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,841	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	78%
		Homeownership:	Yes
Screen name:	inventive-payment241	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
pay off my car loan
Purpose of loan:
This loan will be used to pay off my car loan.

My financial situation:
I am a good candidate for this loan because I pay my bills on time and want to pay off all my debts within 3-4 years.? The delinquencies that are listed are some time ago.? I had let my relative use my name to buy a car/cell phone.? I don't have any delinquency in the last 7 years.

I am a single mom and have been at my job for over 6 years. I am a legal secretary at a law firm and is represented by a union.? I will be getting a raise in November.? My goal is to pay off my car loan and other debts.? I am living below my means so I can pay off my debts asap.?

Monthly net income: $ 5000

Monthly expenses: $
??Housing: $ 1385
??Insurance: $ 330 (hoa)
??Car expenses: $ 650 plus $160 for insurance
??Utilities: $ 100
??Phone, cable, internet: $ 175
??Food, entertainment: $ 100
??Clothing, household expenses $ 150
??Credit cards and other loans: $ 435
??Other expenses: $ 120 (gas)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473694
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$89.74

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Dec-1982	Debt/Income ratio:	26%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	25 / 20	Length of status:	19y 1m
Amount delinquent:	$0	Total credit lines:	61	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$31,126	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	90%
		Homeownership:	Yes
Screen name:	listing-hero2	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off some credit cards
Purpose of loan:
This loan will be used to?
Pay off some cxredit cards
My financial situation:
I am a good candidate for this loan because?
I pay every bill on time each month
Monthly net income: $
$150,000
Monthly expenses: $
??Housing: $ 3603.08
??Insurance: $ $165.00
??Car expenses: $ 0
??Utilities: $ 250.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 400.00
??Clothing, household expenses $ 75.00
??Credit cards and other loans: $ 2000.00
??Other expenses: $
$0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473708
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	31.00%	Starting borrower rate/APR:	32.00% / 35.65%	Starting monthly payment:	$326.66

Auction yield range:	16.89% - 31.00%	Estimated loss impact:	20.12%
Lender servicing fee:	1.00%	Estimated return:	10.88%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Apr-2000	Debt/Income ratio:	38%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	11y 2m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,016	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	courageous-dough0	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidate...Credit Score is 717
Purpose of loan:
This loan will be used to?Consolidate and pay off my high interest credit card debt.

My financial situation: I currently pay all of my bills on time I am just attempting to consolidate all the credit card debt in an effort to be debt free. I have good credit with nothing negative on my history, I pulled my credit today which showed a score of 717. I do have steady employment as a police officer and have been with my employer for 11 years. Guaranteed income which means guaranteed loan payment!!

I am a good candidate for this loan because?I have a history of paying all my bills on time and no derogatory items on my credit. Unfortunately my credit cards reached their high balance when I was injured on the job and was temporarily on leave with a reduced salary. I was forced to use my credit cards for necessities while my reduced salary paid the rest of the bills.

I recently moved in with a family member in an effort to pay off all debt before purchasing a home of my own.

I am looking to prosper for help so I can consolidate this credit card debt into one monthly payment. I am thankful for any and all help.

Monthly net income: $ 2300

Monthly expenses: $
Housing: $ 0
Insurance: $ 90.00
Car expenses: $ 523.00
Utilities: $ 0
Phone, cable, internet: $ 98.00
Food, entertainment: $ 200.00
Clothing, household expenses $ 100.00
Credit cards and other loans: $ 700.00
Other expenses: $ 200/month for gas
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473714
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$271.42

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1993	Debt/Income ratio:	25%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	17 / 17	Length of status:	1y 4m
Amount delinquent:	$93	Total credit lines:	23	Occupation:	Nurse (RN)
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,678	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	1	Bankcard utilization:	77%
		Homeownership:	Yes
Screen name:	glimmering-rupee	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating my credit cards
Purpose of loan:
This loan will be used to consolidate my credit card to one payment and pay them all off within 3 years.

My financial situation: I currently bring in a steady income as an RN. I have been working as an RN for the last 2.5 years. Although I've only been at my current employer for the last 1.5 years, I was at my previous employer for 4 years. January of this year, I also have added a second part time employment as a Mortgage Loan Officer for which I have already earned an additional $12,000 in income.
I am a good candidate for this loan because when I began working as a nurse 2.5 years ago, my income increased by over 250%. Since that time, I have worked very hard to increase my FICO. However, last month I found that the deliquency stated here in my file had been added to my credit report. To my dismay, it was a Columbia House CD bill from 7 years ago that wasn't even mine! I am in the process of having it removed because it wasn't there when I purchased my home 1.5 years ago.

Monthly net income: $3318 from my primary job as an RN (This does not include the additional $1285 that I have netted in commissions as a loan officer.

Monthly expenses: $ 2688
??Housing: $ 593
??Insurance: $ 110
??Car expenses: $ 530 (loan + gas)
??Utilities: $ 200
??Phone, cable, internet: $ 175
??Food, entertainment: $ 400
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 480 (includes $270 in student loans)
??Other expenses: $

I am a much better borrower than these stats suggest because I am on an upswing with my income and FICO scores. My primary income as a nurse is also one of the most stable professions for the next 20 years or so. If I need extra money, I just pick up an extra day.

Thank you for bidding my rate down. ;-)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473720
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$12,000.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.5%

Starting lender yield:	10.15%	Starting borrower rate/APR:	11.15% / 13.27%	Starting monthly payment:	$393.72

Auction yield range:	3.89% - 10.15%	Estimated loss impact:	3.53%
Lender servicing fee:	1.00%	Estimated return:	6.62%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Apr-1984	Debt/Income ratio:	22%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,710	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	contract-ninja	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
purchase equipment
Purpose of loan:
This loan will be used to? purchase photography equipment to expand...

My financial situation:
I am a good candidate for this loan because? I actually do own my home .... have no late payments in my history
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473724
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,300.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	36.00% / 39.75%	Starting monthly payment:	$242.76

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1998	Debt/Income ratio:	7%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	10y 7m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,166	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	169%
		Homeownership:	No
Screen name:	best-hope-photon	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
personal use
Purpose of loan:
This loan will be used to? make a personal purchase.

My financial situation:
I am a good candidate for this loan because? I've only taken one loan in my life back in 03' for $23,000+ and paid it off just fine.

Monthly net income: $3,200

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 100
??Phone, cable, internet: $?500
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 0
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473736
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$4,500.00	Prosper Rating:	A	Auction Duration:	7 days
Term:	36 months	Estimated loss:	3.2%

Starting lender yield:	8.00%	Starting borrower rate/APR:	9.00% / 11.09%	Starting monthly payment:	$143.10

Auction yield range:	3.89% - 8.00%	Estimated loss impact:	3.27%
Lender servicing fee:	1.00%	Estimated return:	4.73%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Dec-1981	Debt/Income ratio:	21%
Credit score:	780-799 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 13	Length of status:	22y 1m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$16,345	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	Yes
Screen name:	louis1375	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	72 ( 100% )	780-799 (Latest)
Principal borrowed:	$3,500.00	< 31 days late:	0 ( 0% )	760-779 (Nov-2007) 780-799 (Apr-2007)
Principal balance:	$229.35	31+ days late:	0 ( 0% )
Total payments billed:	72
Description
re-modeling kitchen
Purpose of loan:
This loan will be used to?to re-model our kitchen for our home of twenty plus years.?

My financial situation:
I am a good candidate for this loan because? I have been in my current workplace for over twenty years, employed as a R.N., I also have over twenty years as a Naval Officer {Commander) in the Navy reserves. I and a responsible individual, married for 36 years, my four children are all grown and working professionally.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473752
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	33.35%	Starting borrower rate/APR:	34.35% / 38.06%	Starting monthly payment:	$336.52

Auction yield range:	13.89% - 33.35%	Estimated loss impact:	15.74%
Lender servicing fee:	1.00%	Estimated return:	17.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1987	Debt/Income ratio:	21%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	4	Current / open credit lines:	7 / 7	Length of status:	6y 5m
Amount delinquent:	$45	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$6,083	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	17	Bankcard utilization:	22%
		Homeownership:	No
Screen name:	auction-sherpa	Borrower's state:	Louisiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Putting in new flooring.
Purpose of loan:
This loan will be used to? install new flooring in our living area.

My financial situation:
I am a good candidate for this loan because?Between my wife and I, we have $ 7,100.00 net income per month.?We have the funds necessary to meet the loan payment.

Monthly net income: $? 7,100.00

Monthly expenses: $
??Housing: $ 1,170.00
??Insurance: $ 95.00
??Car expenses: $ 100.00
??Utilities: $ 300.00
??Phone, cable, internet: $ 220.00?
??Food, entertainment: $ 650.00
??Clothing, household expenses $ 300.00
??Credit cards and other loans: $ 1,200.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473754
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$158.33

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1991	Debt/Income ratio:	13%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	8	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,140	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	82%
		Homeownership:	Yes
Screen name:	investment-refresher6	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
new engine for college student
Purpose of loan:
This loan will be used to?purchase/install new engine for my college student.?

My financial situation:
I am a good candidate for this loan because i pay all my bills on time.

Monthly net income: $ 4729

Monthly expenses: $
??Housing: $1533
??Insurance: $ 362
??Car expenses: $369.79
??Utilities: $ 162
??Phone, cable, internet: $186
??Food, entertainment: $ 100
??Clothing, household expenses $
??Credit cards and other loans: $111
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473756
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Apr-2001	Debt/Income ratio:	Not calculated
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	6y 10m
Amount delinquent:	$0	Total credit lines:	10	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,597	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	workallday	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	36 ( 100% )	640-659 (Latest)
Principal borrowed:	$7,000.00	< 31 days late:	0 ( 0% )	600-619 (Jul-2007)
Principal balance:	$0.14	31+ days late:	0 ( 0% )
Total payments billed:	36
Description
Debt Consolidation
Purpose of loan:
I have $5000 in personal debt and would like to do a debt consolidation loan and get rid of my high interest credit cards.? I also need school tuition money for the next semester of college.? With my new budget I can pay for all these things within a year or less, but I'd like to take care of these obligations (plus the school tuition is due now) and then pay back the loan in the next 12 to 24 months. I will be using this loan to pay as follows:
$2,500 ? to my U.S. Bank High interest credit card
$1,000 ? to my Capital one high interest credit card
$1,000 - to pay for college tuition and books for fall classes
$500 - to my parents for last semseter of college
Credit:
I have good credit with no delinquicies, just recently paid off my previous prosper loan for $7,000 with no missed payments!? I have paid off four cars with no late payments totaling $11,000, $6,500, $13,000, and $4,950.? I also invest in profit sharing and 401k (7% of my weekly paycheck) with my company, and have full health and dental coverage. Where I work:?
I currently work full time at a manufacturing corporation in Blue Springs, Mo.? I have been with this company for 7 years and and have recently been promoted to department manager of 29 employees and lead process manager for an automation line responsible for about 75% of our department production.? I am a valued employee within the company Income:
I made $36,000 gross last year and with my recent promotion I was put at salary with a $38,000 base, and expect to make a little more than that this year.? I live with my parents and pay no rent payment and i will have no problem paying my prosper loan on time. Monthly net income: $ 2182Monthly expenses: $ -300?
Housing: 0$ - live with parents?
Insurance: 25$ - liability only, own car outright?
Car expenses: 75$? - own my car outright, pay for gas only?
Utilities: 0$ - live with parents?
Food, entertainment: 100$ - misc.?
Clothing, household expenses: 100$ - misc.? I will have $1882 left over to cover savings/any emergencies and to pay off the Prosper loan.
Any questions please message me , and thanks for your consideration!
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473770
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$9,500.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	32.00%	Starting borrower rate/APR:	33.00% / 36.68%	Starting monthly payment:	$419.06

Auction yield range:	10.89% - 32.00%	Estimated loss impact:	11.61%
Lender servicing fee:	1.00%	Estimated return:	20.39%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-2001	Debt/Income ratio:	6%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	10y 3m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$634	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	11	Bankcard utilization:	41%
		Homeownership:	No
Screen name:	exchange-detective1	Borrower's state:	Arizona	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Engagement/Wedding
Purpose of loan:
I plan to use this loan to help pay for an engagement/wedding with my longtime girlfriend.? I saved enough money to cover all of the expenses, and paid for an upcoming trip to South America on which I intend to propose.? Due to an unexpected surgery this past month?I had?to pull some money from my savings to pay?$12k which was my part of the surgery after?insurance.? This has left my savings short of my intended budget and will not be able to replenish my savings in time as our trip is in less than 2 months.

My financial situation:
I have over 10 years working for a great company where I started as an intern my freshman year of college, and currently work as the business unit manager for the southwest region.? I earn $86k in salary, as well as bonuses and stock offerings that total $20k+ and are payable each spring.? The last few years of my credit record have been flawless and my credit is almost fully recovered from the blemishes received when I was a poor college student.? I currently?have $0 debt, I pay my credit card balances in full every month, and with this loan my debt to income ratio will be 6%.? My credit scores are now over 650 with all 3 bureaus.? My income is high and my living expenses are extremely low.? I plan to pay this debt quickly with the $2k I normally?have transferred automatically to my savings account each month.

Monthly net income: $ 5184 (after taxes, insurance, 401k, retirement fund etc.)

Monthly expenses: $?2475
??Housing: $ 550
??Insurance: $ 65
??Car expenses: $ 200 (gas/maintenance only, car is paid for)
??Utilities: $ 120
??Phone, cable, internet: $ 140
??Food, entertainment: $ 800
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 0
??Other expenses: $ 200 (estimated miscellaneous spending)
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473772
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	14.00%	Starting borrower rate/APR:	15.00% / 18.29%	Starting monthly payment:	$259.99

Auction yield range:	13.89% - 14.00%	Estimated loss impact:	14.80%
Lender servicing fee:	1.00%	Estimated return:	-0.80%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	May-1993	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	0y 0m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Dentist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$37,428	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	67%
		Homeownership:	No
Screen name:	Talldoc	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	35 ( 100% )	680-699 (Latest)
Principal borrowed:	$9,000.00	< 31 days late:	0 ( 0% )	700-719 (Sep-2007)
Principal balance:	$0.19	31+ days late:	0 ( 0% )
Total payments billed:	35
Description
Reliable Dentist, Operating Capital
Purpose of loan:? I?am a dentist with long experience and a good chairside manner. I am establishing a private practice in September 2010. I will be using office space and the equipment of other dentists to keep costs down, but need this capital for advertising and modest operating expenses. I had my own private practice early in my career but sold it after seven years of operation due to a divorce (1985). I have worked for other dentists since. I wish to have a practice of my own again for the last 10 years of my career.

My financial situation:? My payment history is excellent, as it was with my previous Prosper loan. My living expenses are modest. My net income from a full schedule would be between $500 and $1,000 per workday (before taxes), and I believe that with advertising and promotion I can fill the four-day-per-week schedule fairly quickly.

Monthly income:? $5,000 October through yearend, $10,000 thereafter

Monthly expenses: $ 3,210
??Housing: $ 1,100?
??Insurance: $ 250
??Car expenses: $ 100?
??Utilities: $ 100?
??Phone, cable, internet: $ 160?
??Food, entertainment: $ 600?
??Clothing, household expenses $ 100?
??Credit cards and other loans: $ 700?
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473776
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 14.13%	Starting monthly payment:	$99.64

Auction yield range:	5.89% - 11.00%	Estimated loss impact:	6.13%
Lender servicing fee:	1.00%	Estimated return:	4.87%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	May-1992	Debt/Income ratio:	22%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	10y 6m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,762	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	42%
		Homeownership:	No
Screen name:	the-moneyman	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
LOWER interest rates!!!
Purpose of loan:
Get a lower interest rate than chase!!!

My financial situation:
I am a good candidate for this loan because have been employed with same company over 10 years.? Never late on payments.

Monthly net income: $ 3000

Monthly expenses: $ 0 ??
??Housing: $ 0
??Insurance: $ 60
??Car expenses: $ 350 car note
??Utilities: $ 0
??Phone, cable, internet: $ 120
??Food, entertainment: $ 500
??Clothing, household expenses $ 20
??Credit cards and other loans: $ 600 / $300 per month is on the 2 cards I want to pay off
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473780
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-1991	Debt/Income ratio:	10%
Credit score:	760-779 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	2	Current / open credit lines:	4 / 2	Length of status:	0y 2m
Amount delinquent:	$15,524	Total credit lines:	24	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$0	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	26	Bankcard utilization:	0%
		Homeownership:	Yes
Screen name:	contract-magnifico3	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
i want to consolidate!!!
Purpose of loan:
This loan will be used to?i want to consolidate?a couple of bills and make 1 payment. i lost my wife's income for a while. she?had surgery and i want to do this because it will help us to?"get ahead" while she adjusts to getting back to work too.?

My financial situation:
I am a good candidate for this loan because?i am honest, trustworthy, and i want to be?debt free..this loan will help us to get to that point and we're excited about that.?

Monthly net income: $ 2,000

Monthly expenses: $
??Housing: $ 818.00
??Insurance: $0
??Car expenses: $0
??Utilities: $ 220.00
??Phone, cable, internet: $ 150.00
??Food, entertainment: $ 75.00
??Clothing, household expenses $0
??Credit cards and other loans: $0
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473782
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	21.00%	Starting borrower rate/APR:	22.00% / 25.43%	Starting monthly payment:	$210.05

Auction yield range:	16.89% - 21.00%	Estimated loss impact:	19.49%
Lender servicing fee:	1.00%	Estimated return:	1.51%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Oct-1999	Debt/Income ratio:	65%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 10m
Amount delinquent:	$0	Total credit lines:	18	Occupation:	Food Service
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$17,363	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	85%
		Homeownership:	No
Screen name:	angel171	Borrower's state:	NewMexico	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Consolidation
Purpose of loan:
This loan will be used to?
Consolidate 4 credit cards (paying them all off), thus leaving me with the borrowed principle from Prosper.
My financial situation:
I am a good candidate for this loan because? I have never fallen behind on a loan or gone into default. I always make my payments on time, and pay more than the minimum. I just had lost my Soc. Sec. disability benefits recently due to an losing work temporarily, then gaining work again (due to health issues.) (Soc. Sec. saw my regaining work as too much gainful income when I restarted back into the work force, that's why the stoppage.--They then saw the error of their ways and reinstated me, but it took 8 months. All the while having almost no income, and thus this is where almost all my debt has accrued from.)

Monthly net income: $929 + approx. $660?

Monthly expenses: $
??Housing: $?100 Lot space rent
??Insurance: $ 366 every 6/mo
??Car expenses: $ regular oil change/maint. approx $40/every 3 mo.
??Utilities: $ approx. 140
??Phone, cable, internet: $ 269 (for all 3 - 2 cell phone lines (1 smartphone, cable, and high speed internet (for?online school purposes)
??Food, entertainment: $ 70/mo for both
??Clothing, household expenses $ minimal (don't buy clothing hardly ever --I'm in uniform 5 days a wk.)
??Credit cards and other loans: $ 450 truck payment, ($150 /min. payment /mo. between 3 credit cards, then $250, min on another)
??Other expenses: $ n/a
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473786
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$246.56

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Aug-2005	Debt/Income ratio:	10%
Credit score:	680-699 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	1y 2m
Amount delinquent:	$0	Total credit lines:	9	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,869	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	55%
		Homeownership:	No
Screen name:	stockpiler510	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Credit Card Cut-Up!
Purpose of loan:
This loan will be used to consolidate personal debt and allow me to pay off my credit cards immediately.? I'd rather pay individual users the interest than impersonal companies.? Help me cut up my credit cards by funding this loan!

My financial situation:
I am a good candidate for this loan because I have a stable and successful job with no difficulty paying my debts.? The reason for the loan is to consolidate debts to create a single payment every month instead of paying multiple lenders different amounts at different times at different rates.? I'm available and willing to answer any questions about the loan or my ability to repay.? I disagree with my Prosper rating, though you can see that my Prosper score is good (7/10).? I have never defaulted on a loan or been delinquent.? The current credit inquiries on my file are from going through the process of purchasing a home.? My worst offense is from being 30 days late, due entirely to forgetting to pay one card, not because of an inability to pay. This is the reason I need to consolidate my debt -- so there isn't so much confusion about all the cards that need to be paid on different days of the month.

Thanks for bidding!!!

Monthly net income: $ 3200

Monthly expenses: $
??Housing: $ 750
??Insurance: $ 100
??Car expenses: $ 100
??Utilities: $ 0
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 500
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473788
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	24.0%

Starting lender yield:	34.00%	Starting borrower rate/APR:	36.00% / 39.75%	Starting monthly payment:	$229.02

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	26.01%
Lender servicing fee:	1.00%	Estimated return:	7.99%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Nov-1996	Debt/Income ratio:	32%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	12y 4m
Amount delinquent:	$0	Total credit lines:	33	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,707	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	9	Bankcard utilization:	90%
		Homeownership:	No
Screen name:	Ellen912	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off payday loans and cards
Purpose of loan:
This loan will be used to consilidate payday loans and credit cards.

My financial situation:
I am a good candidate for this loan because I have worked at the same employer for almost 13 years. I will have no problem paying back the loan because my payments will be much lower than what they are now.

Monthly net income: $ 3000.00

Monthly expenses: $
??Housing: $ 500
??Insurance: $ 150
??Car expenses: $ 500
??Utilities: $ 100
??Phone, cable, internet: $ 100
??Food, entertainment: $ 200
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 200
??Other expenses: $ 200
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473794
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$10,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$332.14

Auction yield range:	10.89% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Sep-2000	Debt/Income ratio:	16%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	9y 3m
Amount delinquent:	$0	Total credit lines:	12	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,141	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	45%
		Homeownership:	No
Screen name:	vlong	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Wedding Expenses
Purpose of loan:
This loan will be used to pay off my credit cards.

My financial situation:
I am a good candidate for this loan because I am very reliable and always make payment on time.

Monthly net income: $ 3300.00

Monthly expenses: $ 2125.00
??Housing: $ 1000.00
??Insurance: $ 200.00
??Car expenses: $ 100.00
??Utilities: $ 120.00
??Phone, cable, internet: $ 145.00
??Food, entertainment: $ 60.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 200.00
??Other expenses: $ 100.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473796
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,200.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	9.8%

Starting lender yield:	24.75%	Starting borrower rate/APR:	25.75% / 29.26%	Starting monthly payment:	$128.50

Auction yield range:	10.89% - 24.75%	Estimated loss impact:	10.41%
Lender servicing fee:	1.00%	Estimated return:	14.34%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1979	Debt/Income ratio:	19%
Credit score:	780-799 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	13 / 10	Length of status:	26y 10m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$23,863	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	64%
		Homeownership:	Yes
Screen name:	lbbeagles	Borrower's state:	Illinois	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 2	On-time:	11 ( 92% )	780-799 (Latest)
Principal borrowed:	$50,000.00	< 31 days late:	1 ( 8% )	760-779 (Jan-2010) 720-739 (Jan-2008)
Principal balance:	$21,517.25	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Building a Storage Shed
Purpose of loan:
This loan will be used to build a storage shed on my home property.
My financial situation:
I am a good candidate for this loan because I have a great Credit Score and I have worked for the same company for 27 years.
Monthly net income: $ 10,100

Monthly expenses: $ 5400
??Housing: $ 2400
??Insurance: $ 150
??Car expenses: $ 0 (company car)
??Utilities: $ 250
??Phone, cable, internet: $ 200
??Food, entertainment: $ 500
??Clothing, household expenses $ 400
??Credit cards and other loans: $ 1000
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473802
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$6,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	27.00%	Starting borrower rate/APR:	28.00% / 31.56%	Starting monthly payment:	$248.18

Auction yield range:	13.89% - 27.00%	Estimated loss impact:	15.43%
Lender servicing fee:	1.00%	Estimated return:	11.57%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Feb-1989	Debt/Income ratio:	30%
Credit score:	700-719 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	20y 5m
Amount delinquent:	$0	Total credit lines:	20	Occupation:	Construction
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$44,363	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	80%
		Homeownership:	Yes
Screen name:	power-pouch3	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business loan payments
Purpose of loan:
This loan will be used to make payments on business credit cards while we wait for the sale of a property flip. In the past few months our credit card interest almost doubled and with just a few weeks left to finish our work they suddenly reduced our credit by $2000. That money was needed to have the oil furnace repaired, oil tanks partially filled and garage roof repairs. I called Chase but of course they said there was nothing they could do. They would not renegotiate the interest rate or reinstate our original credit amount. Now we're in a bind because we're not able to finish the job. My husband and I are bewildered by it all. Why take away the money we need to complete the work to sell the property to pay them back? So that leaves us in a money crunch and we're hoping Prosper will work for us.

My financial situation:
I.?We are hard working, honest, respectable people. We have lived in the same town, in the same house for the last 25 years. We have always paid our bills on time, have very good credit and have never defaulted on a loan. My husband has worked in construction since his teens and until I joined him in this venture 4 years ago I mostly raised the children and held secretarial positions. We have 6 adult children, we couldn't be more proud of, and 4 beautiful grand children. Both of us avoid the camera these days so I'm posting a picture of 2 of the grand kids.?

Monthly net income: $ 42,000
Monthly expenses: $
??Housing: $ 500
??Insurance: $ 100
??Car expenses: $ 100
??Utilities: $ 200
??Phone, cable, internet: $165
??Food, entertainment: $ 500
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 1483
??Other expenses: $ 500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473808
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 38.72%	Starting monthly payment:	$226.18

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	20.31%
Lender servicing fee:	1.00%	Estimated return:	13.69%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Jul-1992	Debt/Income ratio:	Not calculated
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 14	Length of status:	8y 6m
Amount delinquent:	$0	Total credit lines:	41	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$72,885	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	70%
		Homeownership:	No
Screen name:	zone62	Borrower's state:	Pennsylvania	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
NEW HEATING SYSTEM/COLLEGE
Purpose of loan:
This loan will be used to replace current heating system and pay towards college for my son

My financial situation:
I am a good candidate for this loan because? pay all bills in a timely fashion.

Monthly net income: $ 3800

Monthly expenses: $ 2900
??Housing: $ 0
??Insurance: $ 235?
??Car expenses: $ 1300????????????????????????
??Utilities: $ 175
??Phone, cable, internet: $100
??Food, entertainment: $ 100
??Clothing, household expenses $200
??Credit cards and other loans: $ 800
??Other expenses: $
?I am a homeowner. I work full time at my own beauty salon and part time as a bartender at the local fire co.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473810
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.3%

Starting lender yield:	6.85%	Starting borrower rate/APR:	7.85% / 8.19%	Starting monthly payment:	$469.01

Auction yield range:	2.89% - 6.85%	Estimated loss impact:	1.30%
Lender servicing fee:	1.00%	Estimated return:	5.55%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Jul-1998	Debt/Income ratio:	17%
Credit score:	820-839 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	1y 3m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Accountant/CPA
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,944	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	6%
		Homeownership:	Yes
Screen name:	bazaar-mulberry4	Borrower's state:	SouthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 1	On-time:	7 ( 100% )	820-839 (Latest)
Principal borrowed:	$14,997.00	< 31 days late:	0 ( 0% )	760-779 (Jan-2010)
Principal balance:	$0.00	31+ days late:	0 ( 0% )
Total payments billed:	7
Description
Upgrading windows & ductwork
Purpose of loan:
This loan will be used to upgrade my windows and ductwork in my home.? I am renovating my home and have recently replaced my HVAC systems with very energy efficient models.? In order to reap the benefits from these highly efficient units I am replacing the mis-sized and poorly insulated ductwork in my home and replacing the insulation under my home.? Additionally, I have several windows that have broken seals and am upgrading them all to newer and higher rated energy efficient models.????????

My financial situation:
I am a good candidate for this loan because I have an excellent credit history, never having paid late in my life on anything.? Also, I have a solid employment history in an extremely stable profession.? I am a Certified Public Accountant working in corporate practice.? I was also a previous Proper borrower and have paid my previous loan in full.? My previous experience was very positive and I truly enjoy the idea that individuals will benefit from my interest, rather than large financial institutions.

Income:? $6400/mo
Expenses:
Mortgage $1800/mo
Utilities $500/mo
Credit Cards $90/mo (0% APR until 2012)

Thank you very much for your consideration.

Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473814
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,100.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 32.98%	Starting monthly payment:	$45.20

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Jan-1988	Debt/Income ratio:	4%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	3 / 3	Length of status:	19y 3m
Amount delinquent:	$0	Total credit lines:	27	Occupation:	Tradesman - Electri...
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$4,229	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	32	Bankcard utilization:	98%
		Homeownership:	Yes
Screen name:	rate-thinker2	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying deductible on family van
Purpose of loan:
This loan will be used to? pay the high deductible on the repair of our family van in a wreck. We were involved in? a wreck attending our daughters State softball tournament.

My financial situation:
I am a good candidate for this loan because?I have been employed with the same stable company for 20 years. My spouse also works for a stable company. ?
I have a good income now?and am able to pay the monthly payment without difficulty.

Monthly net income: $ 6400

Monthly expenses: $
??Housing: $ 1187.00
??Insurance: $ 200
??Car expenses: $ 0.00
??Utilities: $ 150.00
??Phone, cable, internet: $ 100.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 200.00
??Credit cards and other loans: $ 150.00
??Other expenses: $ 200.00
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473818
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$13,262.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	19.00%	Starting borrower rate/APR:	20.00% / 23.39%	Starting monthly payment:	$492.86

Auction yield range:	10.89% - 19.00%	Estimated loss impact:	11.25%
Lender servicing fee:	1.00%	Estimated return:	7.75%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	7	First credit line:	Dec-2000	Debt/Income ratio:	39%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	16	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,041	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	54%
		Homeownership:	No
Screen name:	dollar-architect1	Borrower's state:	Massachusetts	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidating debt
Purpose of loan:
This loan will be used to?

My financial situation:
I am a good candidate for this loan because?

Monthly net income: $2294

??Housing: $725/month
??Insurance: Just car insurance, $56/month
??Car expenses: I own the car, so just repairs and gas: $50/month
??Utilities: Gas, electricity: $200/month
??Phone, cable, internet: $120/month
??Food, entertainment: $400/month
??Clothing, household expenses: $100/month
??Credit cards and other loans: Student loan at $110/month
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473820
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$15,000.00	Prosper Rating:	AA	Auction Duration:	7 days
Term:	36 months	Estimated loss:	1.6%

Starting lender yield:	7.25%	Starting borrower rate/APR:	8.25% / 8.59%	Starting monthly payment:	$471.78

Auction yield range:	2.89% - 7.25%	Estimated loss impact:	1.55%
Lender servicing fee:	1.00%	Estimated return:	5.70%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Dec-1997	Debt/Income ratio:	9%
Credit score:	800-819 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	13y 6m
Amount delinquent:	$0	Total credit lines:	40	Occupation:	Executive
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$73,291	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	58%
		Homeownership:	Yes
Screen name:	unflappable-interest	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
My loan for home improvement
My purpose of this loan is to finish my basement. My brother who is currently separated would be moving into the basement and would help me with monthly bills. If he does not stay as long, I would switch the basement to an entertaining room and still would be able to make all my monthly payments.

I pay my credit cards to zero every month, and also pay my mortgage generally 1-2 months early. I will have no problems in paying monthly for the amount that I am asking for. I am only asking for a loan as Chase bank has frozen my Home Equity Line of Credit. This loan was frozen due to the economy and for no other reason. Please have the confidence in my ability to repay this loan. Thank you
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473824
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	18.3%

Starting lender yield:	17.00%	Starting borrower rate/APR:	18.00% / 21.35%	Starting monthly payment:	$271.14

Auction yield range:	16.89% - 17.00%	Estimated loss impact:	19.24%
Lender servicing fee:	1.00%	Estimated return:	-2.24%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-2003	Debt/Income ratio:	28%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	2y 10m
Amount delinquent:	$0	Total credit lines:	19	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$22,542	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	91%
		Homeownership:	Yes
Screen name:	payout-trombone0	Borrower's state:	Oregon	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Paying off credit cards
Purpose of loan:
This loan will be used to payoff a high interest credit card.? I did a balance transfer a year ago at zero percent interest, and it has jumped to 30% now.?

My financial situation:
I am a good candidate for this loan because I always pay my bills.? I have NEVER missed a payment on any credit card, auto loan, or mortgage.? I recently purchased a new home, and put my entire savings into it, as a down payment, so my cash flow is minimal.? Any help would be greatly appreciated.

Monthly net income: $ 3400.00

Monthly expenses: $
??Housing: $?? 1045.00
??Insurance: $?? 100.00
??Car expenses: $?? 500.00
??Utilities: $??150.00
??Phone, cable, internet: $?? 175.00
??Food, entertainment: $?? 100.00
??Clothing, household expenses $??100.00
??Credit cards and other loans: $?? 300.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473826
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$7,500.00	Prosper Rating:	B	Auction Duration:	7 days
Term:	36 months	Estimated loss:	6.0%

Starting lender yield:	9.00%	Starting borrower rate/APR:	10.00% / 12.11%	Starting monthly payment:	$242.00

Auction yield range:	5.89% - 9.00%	Estimated loss impact:	6.09%
Lender servicing fee:	1.00%	Estimated return:	2.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-1997	Debt/Income ratio:	11%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	7y 0m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Teacher
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$32,677	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	18%
		Homeownership:	Yes
Screen name:	professional-compassion9	Borrower's state:	Nebraska	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Strong Personal Balance Sheet
Purpose of loan:
We are hoping to add on our 4th real estate property to our portfolio (3rd investment property).? We recently had a baby girl and would like to earmark it for her college education.? A more detailed proforma, video, and pictures regarding the property can be provided upon request.

My Wife and I have helped her brother grow his real estate business (which will not only manage the property, but guarantee cashflow to cover debt service).? We've been happy to help all along the way.? Four years ago he asked us to co-sign on a property with him and it's worked out great since then as we've seen his business grow from the first property we co-signed with him while he was in college to the 30 properties his company manages now (www.deltarep.com).? He has a great track record with all of the properties he's managed, and he could provide financials on his entire management portfolio if needed.

My financial situation:
Besides the four properties we currently own, on our balance sheet we also have nearly $40,000 worth of stocks in a brokerage account, and over $85,000 in retirement accounts (Over $50,000 of it is liquid in the event of emergencies).? I have just $1,400 to pay off on my vehicle loan, and my wife's car is paid off (fairly new vehicles, not junkers).? We could liquidate our stocks in order to purchase the property, however we treat our brokerage account as an emergency savings account, not to mention we believe stock prices will likely rise over the next 3 years, so we'd rather raise capital via sources such as prosper.

My wife and I have been very frugal from the very beginning of our relationship.? We do not own an HDTV, do not drink, and travel very conservatively (recent trips this summer were road trips to Chicago and Des Moines staying with family).? Although we make enough money and have saved plenty, we are happy just to be around family and friends and are very motivated and disciplined to reach our financial goals.

Monthly net income: $4,520
(My wife and I make $100,000 combined on an annual basis)

Monthly expenses: $ 3,000
??Housing: $ 1,400
??Insurance: $ 200
??Car expenses: $200
??Utilities: $ 300
??Phone, cable, internet: $ 100
??Food, entertainment: $ 300
??Clothing, household expenses $ 200
??Credit cards and other loans: $ 200
??Other expenses: $ 100
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473830
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$1,500.00	Prosper Rating:	HR	Auction Duration:	7 days
Term:	36 months	Estimated loss:	36.6%

Starting lender yield:	34.00%	Starting borrower rate/APR:	35.00% / 39.15%	Starting monthly payment:	$67.85

Auction yield range:	16.89% - 34.00%	Estimated loss impact:	38.61%
Lender servicing fee:	1.00%	Estimated return:	-4.61%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	1	First credit line:	Sep-1993	Debt/Income ratio:	6%
Credit score:	640-659 (Aug-2010)	Inquiries last 6m:	2	Employment status:	Other
Now delinquent:	2	Current / open credit lines:	0 / 0	Length of status:	7y 6m
Amount delinquent:	$435	Total credit lines:	9	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$0
Delinquencies in last 7y:	0	Bankcard utilization:	0%
		Homeownership:	No
Screen name:	transparency-grid4	Borrower's state:	Texas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Short on next month's utilities
Purpose of loan:
This loan will be used to? Pay next month's utilities and will be caught up providing I get a loan.

My financial situation:
I am a good candidate for this loan because? I have no mortgage, or car payments.?

Monthly net income: $ 13,120.00

Monthly expenses: $
??Housing: $ 0
??Insurance: $ 0
??Car expenses: $ 0
??Utilities: $ 250
??Phone, cable, internet: $ 128
??Food, entertainment: $ 80
??Clothing, household expenses $ 0
??Credit cards and other loans: $ 0
??Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473836
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$5,000.00	Prosper Rating:	C	Auction Duration:	7 days
Term:	36 months	Estimated loss:	8.7%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$188.38

Auction yield range:	7.89% - 20.00%	Estimated loss impact:	9.17%
Lender servicing fee:	1.00%	Estimated return:	10.83%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Oct-1996	Debt/Income ratio:	27%
Credit score:	800-819 (Aug-2010)	Inquiries last 6m:	5	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 10	Length of status:	3y 10m
Amount delinquent:	$0	Total credit lines:	37	Occupation:	Retail Management
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,259	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	3%
		Homeownership:	Yes
Screen name:	dollar-cowbell9	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Kitchen Remodel = Increased Rent

Purpose of loan:
I will be using this loan to update the kitchen in my home, which is rented and will increase my overall rent potential going forward.

My financial situation:
I am a good candidate for this loan because I have a great track record for timely payments, a great credit score further indicating my ability to consistently make payments, and also, I would never put myself in a situation where I could jeopardize my credit score, or history.

Monthly net income: $ 3300 - In addition to my income, my partner's monthly net income = $3,000.

Monthly expenses: $
??Housing: $ 1100 ($1,000 in from renters)
??Insurance: $
??Car expenses: $ 587
??Utilities: $ 45
??Phone, cable, internet: $ 75
??Food, entertainment: $ 100
??Clothing, household expenses $ 100
??Credit cards and other loans: $ 500
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473840
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$2,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	26.50%	Starting borrower rate/APR:	27.50% / 31.05%	Starting monthly payment:	$82.19

Auction yield range:	10.89% - 26.50%	Estimated loss impact:	11.46%
Lender servicing fee:	1.00%	Estimated return:	15.04%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Mar-1985	Debt/Income ratio:	16%
Credit score:	720-739 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Other
Now delinquent:	0	Current / open credit lines:	4 / 4	Length of status:	4y 2m
Amount delinquent:	$0	Total credit lines:	9	Stated income:	$1-$24,999
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$5,528
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	funds-taxi7	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
nashvilleringtones.com web business
Purpose of loan:
This loan will be used?for startup of web business selling ringtone. I own nashvilleringtones.com and am building the web site now.?
There is an error on my stated income, it should be about 20,000 per year.

My financial situation:
I am a good candidate for this loan because?I have a good credit rating and the profits from this business should grow swiftly, I will be using mobile marketing with this web site.?

Monthly net income: $ 1800.00

Monthly expenses: $
??Housing: $ 425.00
??Insurance: $60.00
??Car expenses: $ 20.00
??Utilities: $ 100.00
??Phone, cable, internet: $45.00
??Food, entertainment: $ 200.00
??Clothing, household expenses $ 50.00
??Credit cards and other loans: $ 50.00
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473842
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$8,000.00	Prosper Rating:	D	Auction Duration:	7 days
Term:	36 months	Estimated loss:	10.8%

Starting lender yield:	11.00%	Starting borrower rate/APR:	12.00% / 15.23%	Starting monthly payment:	$265.71

Auction yield range:	10.89% - 11.00%	Estimated loss impact:	11.03%
Lender servicing fee:	1.00%	Estimated return:	-0.03%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	8	First credit line:	Oct-2000	Debt/Income ratio:	15%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	6 / 6	Length of status:	3y 9m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Computer Programmer
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,041	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	No
Screen name:	unequaled-credit412	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation CA
Purpose of loan:
This loan will be used for debt consolidation

My financial situation:
I am a good candidate for this loan because I have a stable job and I pay my bills always on time

Monthly net income: $ 6000

Monthly expenses: $
??Housing: $ 3000
??Insurance: $
??Car expenses: $
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $
??Clothing, household expenses $
??Credit cards and other loans: $
??Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 473866
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an aggregate amount of the requested loan.
Amount:	$3,000.00	Prosper Rating:	E	Auction Duration:	7 days
Term:	36 months	Estimated loss:	14.2%

Starting lender yield:	20.00%	Starting borrower rate/APR:	21.00% / 24.41%	Starting monthly payment:	$113.03

Auction yield range:	13.89% - 20.00%	Estimated loss impact:	15.09%
Lender servicing fee:	1.00%	Estimated return:	4.91%
The Estimated Return is presented to help you evaluate this listing and set an appropriate minimum yield and bid amount. Estimated Return is the average annual expected return on funds invested in this loan and is calculated by subtracting the estimated impact of credit losses on the loan from the minimum yield. The estimated impact of credit losses is derived from the following components: The estimated average annualized loss rate based on the historical performance of Prosper loans for borrowers with similar characteristics, originated between Apr-01-2007 and Mar-31-2008, measured as of Mar-31-2009, and an adjustment for accrued interest not collected and late fees on defaulted loans.The Estimated Return presented does not assume any early repayment by the borrower. The calculation of Estimated Return requires significant assumptions about the repayment of the loan and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2003	Debt/Income ratio:	24%
Credit score:	660-679 (Aug-2010)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	11 / 10	Length of status:	1y 8m
Amount delinquent:	$321	Total credit lines:	26	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$2,658	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	1	Bankcard utilization:	53%
		Homeownership:	No
Screen name:	blazing-trade1	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower?s credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Dumping Chase and other creditors
Purpose of loan:
Main reason is Im tired of Chase and there banking practices.? They keep raising intrest rates on not just me but others as well.? Would like to pay off my card with them and Dell which also has ridiculous rates.

My financial situation:
Currently employed as a facilities engineer for commericial real estate.? Job is secure.? Payment would be lower than what I currently pay towards my cards now which have been consistant for years.? Delinquency on my record was a hospital bill which has been paid and I am trying to get it corrected as being paid.? Credit rating is lowered by my high student debt which a payment has never been missed and the delinquency.

Monthly net income: $
2,566
Monthly expenses: $
??Housing: $ 400
??Insurance: $ 140
??Car expenses: $?500
??Utilities: $
??Phone, cable, internet: $
??Food, entertainment: $?400
??Clothing, household expenses $ 50
??Credit cards and other loans: $ 200
??Other expenses: $ 400
Information in the Description is not verified.